Exhibit 10.2

PAPA JOHN’S INTERNATIONAL, INC.

AMENDMENT NO. 1 TO THE

2018 OMNIBUS INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of Papa John’s International, Inc. (the “Company”) heretofore established, and the Company’s shareholders have approved, the 2018 Omnibus Incentive Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to increase the number of shares available for grant under the Plan by 4,900,000 shares;

WHEREAS, Section 5.3 of the Plan permits the Board to amend the Plan, subject, in the case of amendments requiring shareholder approval under the rules of any securities exchange on which the shares may then be listed, to the approval by the Company’s shareholders of such amendment;

WHEREAS, this amendment shall be submitted to the Company’s shareholders for approval and, contingent on such approval, shall become effective as of the date on which the Company’s shareholders approve such amendment (the “Effective Date”);

WHEREAS, if the Company’s shareholders fail to approve this amendment, the existing Plan shall continue in full force and effect;

NOW, THEREFORE, BE IT RESOLVED, pursuant to Section 5.3 of the Plan, provided the Company’s shareholders approve this amendment, the Plan shall be amended as follows, effective as of the Effective Date:

1.     Section 4.1(a) is hereby amended, so that Section 4.1(a), as amended and restated, reads in its entirety as follows:

“(a) Subject to adjustment pursuant to Section 17, the maximum number of shares of Stock reserved for issuance under the Plan shall be equal to the sum of (i) four million nine hundred thousand (4,900,000) shares, plus (ii) the number of shares of Stock available for awards under the Prior Plans as of the Effective Date, plus (iii) the number of shares of Stock subject to awards outstanding under the Prior Plans as of the Effective Date which thereafter (A) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, (B) are settled in cash in lieu of such shares or (C) are exchanged with the Committee’s permission, before the issuance of such shares, for compensatory awards not involving shares (the “Share Limit”).”

2.     Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged.

[Signature Page Follows]

IN WITNESS THEREOF, the undersigned has executed this Amendment No. 1.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Caroline Miller Oyler
Name:	Caroline Miller Oyler
Title:	Chief Legal & Risk Officer, Corporate Secretary
Date:	May 13, 2025

[Signature Page to Amendment No. 1 to the

2018 Omnibus Incentive Plan]